Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1) Form S-8 No. 333-111280
(2) Form S-8 No. 333-111281
(3) Form S-8 No. 333-111282
(4) Form S-8 No. 333-111208

of our report dated March 26, 2008, with respect to the consolidated financial statements of Conn's Inc., and our report dated March 26, 2008, with respect to the effectiveness of internal control over financial reporting of Conn's Inc., included herein in this Annual Report (Form 10-K) of Conn's Inc. for the year ended January 31, 2008.

                                                  Ernst & Young LLP

Houston, Texas
March 26, 2008